Exhibit 99.2

	Three months ended
	(dollar values in thousands)
	February 28, 2010	November 30, 2009	August 31, 2009	May 31, 2009	February 28, 2009

Net sales:
Wholesale	$21,386	$23,622	$19,943	$16,116	$15,557
Retail	1,798	1,595	1,295	1,063	925
	$23,184	$25,217	$21,238	$17,179	$16,482

Gross Profit:
Wholesale	$10,188	$11,428	$9,514	$7,986	$7,677
Retail	1,178	1,034	860	697	589
	$11,366	$12,462	$10,374	$8,683	$8,266

Operating income (loss):
Wholesale	$6,214	$7,737	$6,525	$5,574	$4,968
Retail	(12)	(43)	(108)	(175)	(342)
Corporate and other	(4,783)	(4,710)	(3,569)	(3,754)	(3,580)
	$1,419	$2,984	$2,848	$1,645	$1,046

Capital expenditures:
Wholesale	$—	$17	$—	$—	$—
Retail	81	454	197	116	77
Corporate and other	11	1	6	5	—
	$92	$472	$203	$121	$77

Total assets:
Wholesale	$49,171	$47,607	$31,852	$29,674	$25,245
Retail	4,833	3,732	3,367	2,899	2,845
Corporate and other	28,181	28,285	28,311	28,338	28,363
	$82,185	$79,624	$63,530	$60,911	$56,453